UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF PRINCIPAL OFFICERS.

Effective November 5, 2007, the Board of Directors of International Power Group, Ltd., a Delaware Corporation ("IPWG"), appointed Mr. Sheldon Baer as a member of its Board of Directors.

Mr. Sheldon Baer age 67, is currently the President of Golden Hands Construction Inc., company which he  personally founded in 1977. Golden Hands specializes in construction of medical, commercial and industrial facilities; it has been featured in prestigious publications such as the Physician Magazine of the Los Angeles Medical Association and Contract Magazine.

.

There are no family relationships between Mr. Baer and any other executive officers or directors of IPWG. In connection with his appointment as a Director on November 5, 2007, Mr. Baer was granted an option to purchase 1,000,000 shares of IPWG’s common stock at $0.12 per share; such option shall expire on June 14, 2010.  Other than the granted options, there have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000, and in which Mr. Baer had or will have a direct material interest.

Item 8.01 - Other Events (Issuances of Press Release)

A press release regarding the above was issued on November 6, 2007, and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press Release dated Tuesday, November 06, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: November 6, 2007	By: /s/ Peter Toscano
Peter Toscano
Chief Executive Officer